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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: February 8, 1999



                              VENTURE SEISMIC LTD.
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               (Exact name of registrant as specified in charter)


          ALBERTA, CANADA              0-27070               N/A
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    (State or other jurisdiction     (Commission        (IRS Employer
          of incorporation)          File Number)     Identification No.)




          3110 - 80th Avenue S.E. Calgary, Alberta            T2C 1J3
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          (Address of principal executive offices)          (Zip code)


                                 (403) 777-9070
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               (Registrant's telephone number including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)






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Item 3.  Bankruptcy or Receivership
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     On February 10, 1999, Venture Seismic Ltd. ("Venture") announced that
Venture and its wholly owned subsidiary Continental Holdings Ltd. ("Continental") filed for creditor protection on February 8, 1999 under the Companies' Creditors Arrangement Act in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action No. 9901-01950 (the "CCAA filing"). On February 8, 1999, KPMG Inc. was appointed by the Court to monitor the business and affairs of Venture and Continental. The previously announced seizure of the Pacific Titan and termination of the contract with Western Geophysical has resulted in significantly reduced cash flows, an inability to fully fund working capital and debt requirements and the violation of certain contractual commitments, including certain loan covenants. Under the CCAA filing amounts owing to the creditors are stayed for a period of 30 days while Venture and Continental ("the companies") explore financing and restructuring alternatives and develop a comprehensive restructuring plan ("the plan"). The companies can make further application to the Court to extend the stay period to continue developing and implementing the plan. The plan must be approved by the creditors and the Court in order to be implemented. Neither of Venture's other subsidiaries, Boone Geophysical, Inc. and Hydrokinetic Surveys of Canada Inc. have filed for creditor protection.

     Reference is made to Venture's press release dated February 10, 1999, which is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)    Exhibits

         99.1    Press release dated February 10, 1999


                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VENTURE SEISMIC LTD.

                                      By: /s/ Brian Kozun
                                          ---------------
                                          Brian W. Kozun
                                          President and Chief Executive Officer

                                      Dated:  February 16, 1999